EXHIBIT 107

Calculation of Filing Fee Tables

FORM F-1
(Form Type)

Veg House Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

	Security Type (1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)		Fee Rate	Amount of Registration Fee (6)

Fees to Be Paid	Common Shares, par value $0.0001 per share, to be sold by the Registrant (3)	Equity	457(a)	1,150,000	$5.00	$5,750,000		0.00014760	$848.70
Fees to Be Paid	Common Shares, par value $0.0001 per share, to be sold by the Selling Shareholders (4)	Equity	457(a)	13,914,073	$5.00	$69,570,365		0.00014760	$10,268.59
	Representative’s Warrant (5)	Equity	457(g)	-	-		-	-
Fees to Be Paid	Common Shares underlying Representative’s Warrant (6)	Equity	457(g)	57,500	$5.00	$287,500		0.00014760	$42.44
	Placement agent Warrant (7)	Equity	457(g)	-	-		-	-
Fees to Be Paid	Common Shares underlying Placement agent Warrant (8)	Equity	457(g)	32,000	$5.00	$160,000		0.00014760	$23.62

	Total Offering Amounts					$75,767,865		0.00014760	$11,183.35
	Total Fees Previously Paid								$11,136.11
	Total Fee Offsets								$-
	Net Fee Due								$47.24

(1)	Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional Common Shares (“Common Shares”) as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Includes 150,000 Common Shares that the underwriters have the option to purchase pursuant to their over-allotment option, if any.

(4)	The registration statement also covers the resale by selling shareholders of the registrant of up to 13,914,073 Common Shares previously issued to the selling shareholders as named in the registration statement. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(6)	The Representative’s Warrant is exercisable into a number of common Shares equal to 5% of the number of Common Shares sold in the initial public offering, all at an exercise price per share equal to 100% of the initial public offering price per Common Share sold in the initial public offering.

(7)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(8)	The Placement agent’s Warrant represents 32,000 Common Shares issuable upon exercise of placement agent warrants issued in our October 2023 private placement transaction.